Exhibit 99

PRESS RELEASE

OM GROUP ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

Strong contributions from newer transformative platforms;

Significant cash flow generation

CLEVELAND – August 9, 2012 – OM Group, Inc. (NYSE: OMG) today announced financial results for the second quarter ended June 30, 2012. Diluted earnings per share from continuing operations were $(0.71), or $0.59 excluding non-cash charges relating to inventory step-up and lower-of-cost-or-market adjustments. Prior year second quarter diluted earnings per share from continuing operations were $0.80, or $0.87 as adjusted primarily for acquisition-related costs.

Second quarter consolidated net sales increased 32 percent compared with last year’s comparable quarter, increasing to $436.5 million primarily as a result of the August 2011 acquisition of VAC, partly offset by lower selling prices in its Advanced Materials business and lower volumes in its Specialty Chemicals business. Adjusted EBITDA was $53.8 million in the 2012 period compared to $45.6 million in the 2011 period, an increase of 18 percent due to the VAC acquisition. Second quarter 2012 adjusted results exclude non-cash charges of $53.9 million relating to the step-up of inventory values from the VAC acquisition and lower-of-cost-or-market charges resulting from declining rare-earth prices.

“The strong performance of our newer platforms, Magnetic Technologies and Battery Technologies, drove our enterprise results for the second quarter,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. “In spite of challenging cobalt prices and global economic conditions, we delivered solid adjusted profits and strong cash flows for the quarter. Our strategy to diversify away from commodity businesses to value-added businesses is having the intended effect – to derive a greater portion of the Company’s profitability from transformative platforms with more predictable and sustainable longer-term earnings potential.”

OM Group generated $75 million of cash from operations in the second quarter of 2012 and finished the quarter with $318 million of cash and $662 million of debt. Lower working capital levels, particularly inventory, contributed to the performance.

Mr. Scaminace commented, “Our operating teams demonstrated our effective working capital management capabilities in the quarter, leading us to generate the highest level of operating cash flow in almost four years. This enabled us to grow our cash balances to over $300 million. We have the resources to support our strategic growth plans, which are focused on synergistic transactions within our transformative platforms.”

The Company commented that the results of its Magnetic Technologies business were driven by benefits from rare-earth pricing effects and strong sales for automotive applications. Battery Technologies delivered another quarter of high margins. In Specialty Chemicals, results were negatively impacted by weakness in Europe, which resulted in lower demand in the coatings and additives end markets. Advanced Materials was affected by lower metal prices and a scheduled annual maintenance shut-down at its principal operating facility, the effects of which more than offset the benefit from higher sales volumes. The second quarter of 2012 includes a consolidated foreign exchange gain of $5.9 million which resulted from the Company’s effective currency hedging strategy.

Looking ahead to the third quarter, the Company expects positive operating cash flow as net working capital levels continue to be optimized. The Company continues to expect lower operating profit due principally to

European weakness and minimal rare-earth pricing benefits. These profitability headwinds are expected to be partially offset by sequentially higher sales volumes in its Specialty Chemicals and Advanced Materials businesses, along with higher cobalt pricing and no additional facility shut-downs in Advanced Materials.

WEBCAST INFORMATION

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s website at the time of the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations—Presentations” page of the company’s website three hours after the call.

ABOUT OM GROUP, INC.

OM Group, Inc. is a diversified specialty chemicals and materials company serving attractive global markets. The Company develops, produces and distributes innovative, high-quality chemicals, materials, products and technologies that contribute to customer success by addressing complex applications and demanding requirements. For more information, visit the company’s website at www.omgi.com.

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For more information, contact: Rob Pierce, Vice President, Finance, at +1-216-263-7489.

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION

The Company is including certain non-GAAP financial measures, including adjusted operating profit, adjusted income from continuing operations and adjusted EBITDA, in this press release and the corresponding presentation materials. The Company believes that these non-GAAP financial measures facilitate a comparative assessment of the Company’s operating performance and enhance investors’ understanding of the performance of the Company’s operations during 2012 and the comparability of the 2012 results to the results of the corresponding prior period. The non-GAAP financial measures are defined and reconciled to applicable U.S. GAAP measures in this release. The non-GAAP financial information should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: risks arising from uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of cobalt, rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy; current circumstances and developments regarding the Democratic Republic of Congo; restrictive covenants in our Senior Secured Credit Facility which may affect our ability to operate our business successfully; indebtedness may impair our ability to operate our business successfully; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with stringent environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers’ products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2011.

OM Group, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$317,560	$292,146
Restricted cash on deposit	99,382	92,813
Accounts receivable, net	226,165	212,152
Inventories	478,195	615,018
Other current assets	96,917	97,313

Total current assets	1,218,219	1,309,442
Property, plant and equipment, net	474,268	482,313
Goodwill	531,428	544,471
Intangible assets, net	427,511	433,275
Other non-current assets	102,510	100,222

Total assets	$2,753,936	$2,869,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$10,703	$13,265
Accounts payable	107,883	170,466
Liability related to joint venture partner injunction	99,382	92,813
Other current liabilities	149,088	171,980

Total current liabilities	367,056	448,524
Long-term debt	651,594	663,167
Deferred income taxes	137,565	129,945
Pension liabilities	197,523	204,248
Purchase price of VAC payable to seller	86,513	86,513
Other non-current liabilities	58,864	62,032
Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,210,667	1,230,793
Noncontrolling interests	44,154	44,501

Total equity	1,254,821	1,275,294

Total liabilities and equity	$2,753,936	$2,869,723

OM Group, Inc. and Subsidiaries

Unaudited Condensed Statements of Consolidated Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
(In thousands, except per share data)
Net sales	$436,467	$329,522	$902,646	$660,867
Cost of goods sold	380,312	256,016	733,655	505,323

Gross profit	56,155	73,506	168,991	155,544
Selling, general and administrative expenses	78,318	45,489	156,718	89,767

Operating profit (loss)	(22,163)	28,017	12,273	65,777
Other income (expense):
Interest expense	(11,828)	(1,393)	(24,040)	(2,815)
Interest income	186	467	338	687
Foreign exchange gain (loss)	5,861	(636)	840	(161)
Other, net	(357)	(324)	(648)	(329)

	(6,138)	(1,886)	(23,510)	(2,618)

Income (loss) from continuing operations before income tax (expense) benefit	(28,301)	26,131	(11,237)	63,159
Income tax (expense) benefit	5,544	(330)	464	(6,076)

Income (loss) from continuing operations, net of tax	(22,757)	25,801	(10,773)	57,083
Income (loss) from discontinued operations, net of tax	174	(89)	38	(329)

Consolidated net income (loss)	(22,583)	25,712	(10,735)	56,754
Net (income) loss attributable to noncontrolling interests	244	(1,092)	345	(1,482)

Net income (loss) attributable to OM Group, Inc. common stockholders	$(22,339)	$24,620	$(10,390)	$55,272

Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$(0.71)	$0.81	$(0.33)	$1.82
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	0.01	—	—	(0.01)

Net income (loss) attributable to OM Group, Inc. common stockholders	$(0.70)	$0.81	$(0.33)	$1.81

Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$(0.71)	$0.80	$(0.33)	$1.81
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	0.01	—	—	(0.01)

Net income (loss) attributable to OM Group, Inc. common stockholders	$(0.70)	$0.80	$(0.33)	$1.80

Weighted average shares outstanding
Basic	31,882	30,535	31,878	30,531
Assuming dilution	31,882	30,721	31,878	30,708
Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$(22,513)	$24,709	$(10,428)	$55,601
Income (loss) from discontinued operations, net of tax	174	(89)	38	(329)

Net income (loss)	$(22,339)	$24,620	$(10,390)	$55,272

OM Group, Inc. and Subsidiaries

Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2012	2011	2012	2011
Operating activities
Consolidated net income (loss)	$(22,583)	$25,712	$(10,735)	$56,754
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
(Income) loss from discontinued operations	(174)	89	(38)	329
Depreciation and amortization	22,103	13,592	44,252	26,901
Amortization of deferred financing fees	1,378	217	2,748	433
Share-based compensation expense	1,414	1,443	3,821	3,523
Foreign exchange (gain) loss	(5,861)	636	(840)	161
VAC lower of cost or market (“LCM”) charges (a)	49,050	—	53,751	—
Other non-cash items	(7,954)	(1,461)	(18,775)	(1,538)
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	11,176	(2,656)	(16,305)	(24,124)
Inventories (b)	55,335	3,193	76,034	(2,198)
Accounts payable	(22,874)	6,471	(61,810)	13,747
Other, net	(5,943)	3,737	(10,611)	(9,366)

Net cash provided by operating activities	75,067	50,973	61,492	64,622
Investing activities
Expenditures for property, plant and equipment	(18,309)	(9,117)	(29,127)	(12,445)
Proceeds from sale of property	—	—	5,138	—
Cash paid for acquisitions	—	—	—	(4,107)

Net cash used for investing activities	(18,309)	(9,117)	(23,989)	(16,552)
Financing activities
Payments on long-term debt	(2,608)	—	(8,027)	—
Payment related to surrendered shares	—	—	(254)	(193)
Proceeds from exercise of stock options	—	141	—	157

Net cash provided by (used for) financing activities	(2,608)	141	(8,281)	(36)
Effect of exchange rate changes on cash	(6,498)	480	(3,808)	3,081

Cash and cash equivalents
Increase in cash and cash equivalents	47,652	42,477	25,414	51,115
Balance at the beginning of the period	269,908	409,235	292,146	400,597

Balance at the end of the period	$317,560	$451,712	$317,560	$451,712

(a)	Includes $27.7 million and $31.4 million related to purchase accounting step-up of inventory in the three and six months ended June 30, 2012, respectively.

(b)	Includes $4.8 million and $15.9 million related to purchase accounting step-up of inventory in the three and six months ended June 30, 2012, respectively.

OM Group, Inc. and Subsidiaries

Unaudited Segment Information

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2012	2011	2012	2011
Net Sales
Magnetic Technologies(a)	$168,024	$—	$358,515	$—
Advanced Materials	124,261	165,206	257,234	345,286
Specialty Chemicals	109,214	128,749	215,127	249,332
Battery Technologies	35,205	35,843	72,237	66,819
Intersegment items	(237)	(276)	(467)	(570)

	$436,467	$329,522	$902,646	$660,867

Operating profit (loss)
Magnetic Technologies(a)(b)	$(30,146)	$—	$(16,243)	$—
Advanced Materials	923	16,864	12,034	48,981
Specialty Chemicals(c)	10,696	17,858	24,217	31,592
Battery Technologies	6,063	6,703	11,718	8,825
Corporate(d)	(9,699)	(13,408)	(19,453)	(23,621)

	$(22,163)	$28,017	$12,273	$65,777

(a)	VAC was acquired on August 2, 2011. Because we acquired VAC in the third quarter of 2011, the table above does not include comparable results for the three and six months ended June 30, 2011.
(b)	Includes $53.9 million and $69.6 million for the three and six months ended June 30, 2012, respectively, of non-cash charges related to VAC inventory purchase accounting step-up and lower of cost or market charges
(c)	The six months ended June 30, 2012 includes a $2.9 million property sale gain.
(d)	Includes $4.0 million of acquisition-related fees related to VAC in the three and six months ended June 30, 2011.

OM Group, Inc. and Subsidiaries

Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended June 30, 2012
(in thousands)	Magnetic Technologies	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit (loss)—as reported	$(30,146)	$923	$10,696	$6,063	$(9,699)	$(22,163)
VAC inventory purchase accounting step-up and lower of cost or market charges	53,891	—	—	—	—	53,891

Adjusted operating profit	23,745	923	10,696	6,063	(9,699)	31,728
Depreciation and amortization	10,010	4,271	5,166	2,509	147	22,103

Adjusted EBITDA	$33,755	$5,194	$15,862	$8,572	$(9,552)	$53,831

Three Months Ended June 30, 2011
(in thousands)	Magnetic Technologies(a)	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit—as reported	$—	$16,864	$17,858	$6,703	$(13,408)	$28,017
Acquisition-related fees	—	—	—	—	4,000	4,000

Adjusted operating profit	—	16,864	17,858	6,703	(9,408)	32,017
Depreciation and amortization	—	5,151	5,790	2,503	148	13,592

Adjusted EBITDA	$—	$22,015	$23,648	$9,206	$(9,260)	$45,609

Six Months Ended June 30, 2012
(in thousands)	Magnetic Technologies	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit (loss)—as reported	$(16,243)	$12,034	$24,217	$11,718	$(19,453)	$12,273
VAC inventory purchase accounting step-up and lower of cost or market charges	69,620	—	—	—	—	69,620

Adjusted operating profit	53,377	12,034	24,217	11,718	(19,453)	81,893
Depreciation and amortization	20,222	8,495	10,262	5,011	262	44,252

Adjusted EBITDA	$73,599	$20,529	$34,479	$16,729	$(19,191)	$126,145

Six Months Ended June 30, 2011
(in thousands)	Magnetic Technologies(a)	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit—as reported	$—	$48,981	$31,592	$8,825	$(23,621)	$65,777
Acquisition-related fees	—	—	—	—	4,000	4,000

Adjusted operating profit	—	48,981	31,592	8,825	(19,621)	69,777
Depreciation and amortization	—	10,223	11,420	4,988	270	26,901

Adjusted EBITDA	$—	$59,204	$43,012	$13,813	$(19,351)	$96,678

(a)	VAC was acquired on August 2, 2011. Because we acquired VAC in the third quarter of 2011, the table above does not include comparable results for the three and six months ended June 30, 2011.

In order to assist readers of our financial statements in understanding the operating results that the Company’s management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company’s management believes that these are important metrics in evaluating the performance of the Company’s business and in providing a baseline for evaluating and comparing our operating results. Adjusted operating profit and adjusted EBITDA are important in illustrating what our operating results would have been had we not incurred these inventory charges resulting from purchase accounting for the VAC acquisition and a lower of cost or market charge in 2012 and acquisition-related fees in 2011 and facilitate a comparative assessment of the Company’s operating performance and enhance investors’ understanding of the performance of the Company’s operations.

The table above presents a reconciliation of the Company’s U.S. GAAP operating profit—as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries

Unaudited Non-U.S. GAAP Financial Measures

	Three Months Ended		Three Months Ended
	June 30, 2012		June 30, 2011
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc.—as reported	$(22,513)	$(0.71)	$24,709	$0.80
VAC inventory purchase accounting step-up and lower of cost or market charges, net of tax	41,239	1.30	—	—
Acquisition-related fees	—	—	4,000	0.13
Other discrete tax items, net	—	—	(2,019)	(0.06)

Adjusted income from continuing operations attributable to OM Group, Inc.	$18,726	$0.59	$26,690	$0.87

Weighted average shares outstanding—diluted		32,002		30,721

	Six Months Ended		Six Months Ended
	June 30, 2012		June 30, 2011
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc.—as reported	$(10,428)	$(0.33)	$55,601	$1.81
VAC inventory purchase accounting step-up and lower of cost or market charges, net of tax	52,111	1.63	—	—
Acquisition-related fees	—	—	4,000	0.13
Other discrete tax items, net	—	—	(2,019)	(0.06)

Adjusted income from continuing operations attributable to OM Group, Inc.	$41,683	$1.30	$57,582	$1.88

Weighted average shares outstanding—diluted		32,017		30,708

In order to assist readers of our financial statements in understanding the operating results that the Company’s management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders—assuming dilution, both of which are non-U.S. GAAP financial measures. The Company’s management believes that these are important metrics in evaluating the performance of the Company’s business and in providing a baseline for evaluating and comparing our operating results. Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders—assuming dilution are important in illustrating what our operating results would have been had we not incurred these inventory charges resulting from purchase accounting for the VAC acquisition and a lower of cost or market charge in 2012 and acquisition-related fees and discrete tax items in 2011 and facilitate a comparative assessment of the Company’s operating performance and enhance investors’ understanding of the performance of the Company’s operations.

The table above presents a reconciliation of the Company’s U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders—as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders—assuming dilution—as reported to adjusted earnings per common share attributable to OM Group, Inc. common stockholders—assuming dilution. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.